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                               TPC-5 CABLE NETWORK

                      CONSTRUCTION AND MAINTENANCE AGREEMENT


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                               TABLE OF CONTENTS

PARAGRAPH                                                         PAGE
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
  1.  Definitions                                                    3

  2.  Cable Network Configuration and Segments                       8

  3.  Provision and Construction of Segments                        12

  4.  Procurement Group                                             13

  5.  Supply of Segments G, H, I, J, T1 and T2                      14

  6.  Obligation to Provide Transiting.                             15
      Facilities to Extend TPC-5 Cable Network Capacity

  7.  Obligation to Connect TPC-5 Cable Network with                16
      Inland Systems

  8.  Ownership of Segments                                         17

  9.  Establishment of the TPC-5 Management Committee               18

 10.  Definition of Capital Costs of Segments G, H, I, J,           21
      T1 and T2

 11.  Capital Costs of Segments G, H, I, J, T1 and T2 -             23
      Allocation and Billing

 12.  Path Assignment and Use of Capacity                           27

 13.  Reassignment of Capacity and Expansion of Assigned            31
      Capacity

 14.  Increase or Decrease of Design Capacity                       31

 15.  Duties and Rights as to Operation and Maintenance             32
      of Segments

 16.  Operation and Maintenance Costs of Segments G, H, I, J,       35
      T1 and T2 - Allocation and Billing

 17.  Keeping and Inspection of Books for Segments G, H, I, J,      38
      T1 and T2

 18.  Use of Cable Stations                                         40

 19.  Currency and Place of Payment                                 47

                                    - i -
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
PARAGRAPH                                                         PAGE
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
 20.  Duration of Agreement and Realization of Assets               47

 21.  Obtaining of Licenses                                         50

 22.  Privileges for Documents or Communications                    51

 23.  Relationship of Parties                                       52

 24.  Assignment and Default                                        52

 25.  Admission of Additional Parties                               54

 26.  Waiver                                                        55

 27.  Paragraph Headings                                            55

 28.  Intrepretation of Agreement                                   55

 29.  Ratification of Prior Decisions and Actions                   56

 30.  Resolution of Disputes                                        56

 31.  Execution of Agreement                                        57

 32.  Successors Bound                                              57

       Testimonium                                                  58

SCHEDULES
---------

     Schedule A  - Parties to the Agreement

     Schedule B  - Investment Shares and Voting Interests in the TPC-5
                   Cable Network

     Schedule C  - Ownership Interests in Segments G, H, I and J

     Schedule D  - IRU Interests in Segments T1 and T2

     Schedule E  - Allocation of Capital, Operation, and Maintenance
                   Costs of Segments A, B, C, D, E, F, G, H, I, J,
                   T1 and T2

     Schedule F  - Half MIU Capacity Assigned by Path

     Schedule G1 - Path Assignment of MIUs in the U.S. Mainland - Hawaii
                   Path

     Schedule G2 - Path Assignment of MIUs in the Hawaii - Guam Path

     Schedule G3 - Path Assignment of MIUs in the Guam - Japan Path

     Schedule G4 - Path Assignment of MIUs in the Japan - U.S. Mainland
                   Path

     Schedule G5 - Path Assignment of MIUs in the U.S. Mainland - Guam Path

     Schedule G6 - Path Assignment of MIUs in the Hawaii - Japan Path

ANNEXES
-------

     Annex 1 - Terms of Reference for the Procurement Group

     Annex 2 - Terms of Reference for the Operational Assignments, Routing and Restoration Subcommittee; Operations and Maintenance Subcommittee; and Budget and Billing Subcommittee;

     Annex 3 - Terms of Reference for the Network Administrator

Attachment 1 - Configuration of the TPC-5 Cable Network

Attachment 2 - TPC-5 Cable Network - Explanation of Investment Shares and
               Computation of MIU Cost

                           TPC-5 Cable Network

                    CONSTRUCTION AND MAINTENANCE AGREEMENT

         THIS AGREEMENT, made and entered into this 29th day of October, 1992, between and among the Parties signatory hereto (hereinafter collectively called "Parties" and individually called "Party"), which Parties are identified in Schedule A,

                                WITNESSETH:

         WHEREAS, digital telecommunications services are being provided among the North American Continent, the State of Hawaii, the Island of Guam, Japan and the Pacific Ocean Region by means of submarine cable and satellite facilities; and

         WHEREAS, other digital lightwave submarine cable systems, presently in service in the Pacific Ocean Region, have facilitated a rapid growth of new telecommunications requirements designed to take advantage of abundant, reliable, secure and economically priced services based on available digital technology; and

         WHEREAS, it is now apparent that this rapid growth in traffic demand and the interconnection of the TPC-4 Cable System

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                                     - 2 -

with other digital lightwave submarine cable systems in the Pacific Ocean Region, such as the G-P-T Cable System and the H-J-K Cable System, and the future requirement for interconnection with the PacRim Cable Systems and the APC System, will lead to a greater demand for facilities among the U.S. Mainland, Hawaii, Guam, Japan and points beyond than was previously forecasted and necessitates the construction of additional transpacific fiber optic submarine cable facilities linking such points (hereinafter referred to as the "TPC-5 Cable Network"); and

         WHEREAS, the reliability of telecommunications services and its usefulness to customers depends on the availability of the appropriate facilities, including the TPC-5 Cable Network, for diverse routing and service restoration; and

         WHEREAS, a Memorandum of Understanding to plan the TPC-5 Cable Network was signed by AT&T and KDD (the "Initial Parties") on August 1, 1991 (hereinafter referred to as the "Initial MOU") to permit certain pre-construction activities, as defined in the Initial MOU; and

         WHEREAS, by the TPC-5 Cable Network Supplemental Memorandum of Understanding No. 1 signed on September 13, 1991, the TPC-5 Cable Network Supplemental Memorandum of Understanding No. 2 signed on February 5, 1992, and the TPC-5 Cable Network Supplemental Memorandum of Understanding No. 3 signed on

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                                     - 3 -

October 29, 1992, 45 additional telecommunications entities became Parties to the Initial MOU; and

         WHEREAS, the Initial MOU and the Supplemental MOU are hereinafter collectively called the "MOU"; and

         WHEREAS, the Initial MOU states that it shall continue in force until the signing, by the Parties, of the TPC-5 Cable Network Construction and Maintenance Agreement; and

         WHEREAS, the Parties now desire to construct the TPC-5 Cable Network as a fully integrated transpacific network comprised of six mutually restorable fiber optic submarine cable segments; and

         WHEREAS, the Parties now desire to define the terms and conditions upon which the TPC-5 Cable Network will be provided, constructed, operated and maintained;

         NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants herein expressed, covenant and agree with each other as follows:

                                 DEFINITIONS

         1. The following definitions shall apply to certain terms used in this Agreement:

         (i) Basic System Module:

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                                    - 4 -

                  A Basic System Module of the TPC-5 Cable Network shall consist of a 155,520,000 bits per second digital line section in each direction with interface in accordance with the appropriate CCITT Recommendations.

           (ii)   Cable Landing Point:

                  Cable Landing Point shall be the beach joint or the mean high water mark of ordinary spring tides if there is no beach joint.

          (iii)   Carrier Parties:

                  The Carrier Parties shall mean all of the Parties to this Agreement, except Transpacific.

           (iv)   Country:

                  The word "country" as used in this Agreement shall mean a country, territory or place, as appropriate.

            (v)  Design Capacity:

                 The Design Capacity of each cable segment of the TPC-5 Cable Network shall be two fiber pairs, one Service Fiber Pair and one Restoration Fiber Pair, each providing 32 Basic System Modules having a total of 2016 MIUs, or any increase or decrease agreed pursuant to Subparagraph 14(a).

           (vi)  Initial Parties:

                 The Initial Parties are AT&T and KDD.

          (vii)  Japanense Carrier Parties:

                 The Japanese Carrier Parties are IDC, ITJ and KDD.

         (viii)  Minimum Investment Unit:

                 A unit designated as the minimum unit of investment in the TPC-5 Cable Network, allowing the use of 2.048 Mbit/s and the additional 420,571.43 bits per second required for multiplexing in each direction. The Minimum Investment Unit is hereinafter called "MIU".

           (ix) Network Interface:

                The Network Interface shall be the nominal 155 Megabits per second (Mbit/s) digital input/output ports on the TPC-5
                Cable Network service/restoration equipment or its equivalent (including such equipment) where the 155 Mbit/s digital line section connects with other transmission facilities or equipment.

            (x) Network RFS Date:

                The Network RFS Date shall be the date the Parties agree that the entire TPC-5 Cable Network has been placed into operation. For purposes of this Agreement, the Network RFS Date shall be on December 31, 1996 or such other date as may be agreed by the TPC-5 Management Committee to be formed pursuant to subparagraph 9(a) of this Agreement.

                                     - 6 -
           (xi) Node:

                A Node shall be an entrance point or an exit point to the TPC-5 Cable Network at either the U.S. Mainland, Hawaii, Guam or Japan.

          (xii) Path:

                The Paths between the Nodes of the TPC-5 Cable Network shall be as follows:

                    U.S. Mainland - Hawaii
                    Hawaii - Guam
                    Guam - Japan
                    Japan - U.S. Mainland
                    U.S. Mainland - Guam
                    Hawaii - Japan

         (xiii) Path Assignment:

                A Path Assignment is the capacity assigned to a Party on a Path in the TPC-5 Cable Network. Path Assignments will be expressed in MIUs.

          (xiv) Provisional Acceptance:

                The issuance of a Certificate of Provisional Acceptance pursuant to the terms and conditions set forth in the applicable Supply Contracts.

           (xv) Restoration Fiber Pair:

                The Restoration Fiber Pair is that optical fiber pair in the TPC-5 Cable Network which is used for traffic in the event of a failure of the Service Fiber Pair.

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                                     - 7 -


(xvi)     Schedules:

          Schedules shall be the initial schedules attached hereto and made a part hereof and any written amendments thereto or any schedules substituted therefor in accordance with the provisions of this Agreement.

(xvii)    Segment RFS Date(s):

          The Segment RFS Date(s) of a given submarine cable segment of the TPC-5 Cable Network, as described in Paragraph 2 herein, shall be the date(s) the Parties agree to place such segment of the TPC-5 Cable Network into operation. For purposes of this Agreement, the Segment RFS Dates shall be as follows, or such other dates as may be agreed upon by the TPC-5 Management Committee:

               Segment G  - June 30, 1995,
               Segment H  - December 31, 1995,
               Segment I  - June 30, 1995,
               Segment J  - December 31, 1996,
               Segment T1 - December 31, 1996,
               Segment T2 - June 30, 1995.

(xviii)   Service Fiber Pair:

          The Service Fiber Pair is that optical fiber pair in the TPC-5 Cable Network upon which all transmission capacity of the Parties is assigned.

(xix)     Supply Contracts:

          Supply Contract refers to the contracts to be placed with the Suppliers pursuant to Subparagraph 5(a).

(xx)      United States Carrier Parties:

          The United States Carrier Parties are AT&T, HTC, IDB, IT&E, MCII, TRT/FTC and US Sprint.


                    CABLE NETWORK CONFIGURATION AND SEGMENTS

          2. The configuration of the TPC-5 Cable Network shall be as shown in Attachment 1, which shall be regarded as consisting of the following segments:

          Segment A: A cable station at Coos Bay, Oregon, U.S.A.
          Segment B: A cable station at San Luis Obispo, California, U.S.A. Segment C: A cable station at Keawaula, Hawaii, U.S.A.
          Segment D: A cable station at Tumon Bay, Guam.
          Segment E: A cable station at Miyazaki, Japan.
          Segment F: A cable station at Ninomiya, Japan.
          Segments A, B, C, D, E and F shall each consist of:

          (i) an appropriate share of land and buildings at the specified locations for the cable landing and for the cable route including cable rights-of-way and ducts or conduits between the cable station and its respective Cable Landing Point, and an

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                                     - 9 -


               appropriate share of common services and equipment at each of the locations; and

          (ii) cable station equipment including multiplex equipment down to the primary level, as required, in each of the cable stations associated solely and directly with the TPC-5 Cable Network.


          Segment G: The whole of the submarine cable provided between and including the Network Interface at the cable station at San Luis Obispo, California on the U.S. Mainland, and the Network Interface at the cable station at Keawaula, Hawaii, and containing two optical fiber pairs, each such fiber pair capable of operating at
          4.8 Gigabits per second (Gbit/s), one of which is the Service Fiber Pair and the other of which is the Restoration Fiber Pair.

          Segment H: The whole of the submarine cable provided between and including the Network Interface at the cable station at Keawaula, Hawaii, and the Network Interface at the cable station at Tumon Bay, Guam, and containing two optical fiber pairs, each such fiber pair capable of operating at 4.8 Gbit/s, one of which is the Service Fiber Pair and the other of which is the Restoration Fiber Pair.

          Segment I: The whole of the submarine cable provided between and including the Network Interface at the cable station at Tumon Bay, Guam, and the Network Interface at the cable station at Miyazaki, Japan, and containing two optical fiber pairs, each such fiber pair capable of operating at 4.8 Gbit/s, one of which is the Service Fiber Pair and the other of which is the Restoration Fiber Pair.

          Segment J: The whole of the submarine cable provided between and including the Network Interface at the cable station at Ninomiya, Japan, and the Network Interface at the cable station at Coos Bay, Oregon on the U.S. Mainland, and containing two optical fiber pairs, each such fiber pair capable of operating at 4.8 Gbit/s, one of which is the Service Fiber Pair and the other of which is the Restoration Fiber Pair.

          Segment T1: The whole of the submarine cable provided between and including the Network Interface at the cable station at Coos Bay, Oregon on the U.S. Mainland, and the Network Interface at the cable station at San Luis Obispo, California, also on the U.S. Mainland, and containing two optical fiber pairs, each such fiber pair capable of operating at 4.8 Gbit/s, one of which is the Service Fiber Pair, and the other of which is the Restoration Fiber Pair.

          Segment T2: The whole of the submarine cable provided between and including the Network Interface at the cable station at Miyazaki, Japan, and the Network Interface at the cable station at Ninomiya also in Japan, and containing two optical fiber pairs, each such fiber pair capable of operating at 4.8 Gbit/s, one of which is the Service Fiber Pair, and the other of which is the Restoration Fiber Pair.

          Segments G, H, I, J, T1 and T2 shall include:

          (i) all transmission, power feeding and special test equipment specifically associated with, and required to operate and maintain the submersible plant;

          (ii) the power equipment provided wholly for use with the equipment listed in (i) above;

          (iii) the transmission cable equipped with appropriate repeaters and joint housings between the cable stations; and

          (iv) the sea earth cable and electrode system and/or the land earth system, or an appropriate share thereof, associated with the terminal power feeding equipment.

In this Agreement, references to any Segment, however expressed, shall be deemed to include, unless the context otherwise requires, additional property incorporated therein by agreement of the Parties. Each Segment shall be regarded as including its related spare and standby units and components, including, but

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                                      - 12 -


not limited to, submersible repeaters, cable lengths, and terminal equipment.


                         PROVISION AND CONSTRUCTION OF SEGMENTS

          3. (a) Segment A of the TPC-5 Cable Network shall consist of a new cable station at Coos Bay, Oregon on the U.S. Mainland, to be designed, provided, constructed and installed, or caused to be designed, provided, constructed and installed by AT&T.

               (b) Segments B, C and D of the TPC-5 Cable Network shall consist of an appropriate share of the existing cable stations at San Luis Obispo, California on the U.S. Mainland, Keawaula, Hawaii, and Tumon Bay, Guam, respectively, and shall be provided by AT&T.

               (c) Segments E and F of the TPC-5 Cable Network shall consist of an appropriate share of the existing cable stations at Miyazaki and Ninomiya, Japan, respectively, and shall be provided by KDD.

               (d) Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network shall be engineered, provided, and installed, or caused to be engineered, provided, and installed, in accordance with the terms set forth in Paragraphs 4, 5, 10, 11 and 17 of this Agreement.

               (e) AT&T in respect of Segments A, B, C and D, and KDD in respect of Segments E and F shall each make available to the other Parties hereto reasonable information requested by the Parties relating to the provision, construction, or installation of those Segments.


                                PROCUREMENT GROUP

          4. (a) A Procurement Group shall be formed, consisting of representatives from AT&T and KDD. This group shall act as trustees for the Parties to this Agreement and be solely responsible for all actions as may be required to contract with the Suppliers to provide Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network.

               (b) The Procurement Group's responsibilities are contained in Annex 1.

               (c) In the event that Segments G, H, I, J, T1 or T2 of the TPC-5 Cable Network fails to meet the specifications in the Supply Contracts for its provision or is not engineered, provided, installed and ready in sufficient time for Provisional Acceptance on or before the date(s) specified in the Supply Contracts or, if a Supplier is otherwise in material breach of its Supply Contract, the Procurement Group shall take such action as may be necessary to exercise the rights and remedies available under the terms and conditions of the Supply Contracts. Such actions by the Procurement Group shall be subject to any direction deemed necessary by the TPC-5 Management Committee.

               (d) The Procurement Group shall not be liable to any other Party for any loss or damage sustained by reason of the Suppliers' failure to perform in accordance with the terms and conditions of the Supply Contracts, or as a result of Segments G,

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                                      - 14 -


H, I, J, T1 or T2 of the TPC-5 Cable Network not being ready for Provisional Acceptance on or before their scheduled Segment RFS Dates, or if the TPC-5 Cable Network does not perform in accordance with the technical specifications and other requirements of the Supply Contracts, or if the TPC-5 Cable Network is not placed into operation. The Parties to this Agreement recognize that the Procurement Group does not guarantee or warrant
(i) the performance of the Supply Contracts by the Suppliers, (ii) the performance or reliability of Segments G, H, I, J, T1 or T2 of the TPC-5 Cable Network, or (iii) that the TPC-5 Cable Network will be placed into operation; and the Parties hereby agree that nothing in this Agreement shall be construed as such a warranty or guarantee.

               (e) No decisions of the Procurement Group shall override any provisions of this Agreement or in any way diminish the rights or prejudice the interests granted to any Party under this Agreement.


                      SUPPLY OF SEGMENTS G, H, I, J, T1 AND T2

          5. (a) The supply of Segments G, H, I, J, T1 and T2 shall be through the Supply Contracts to be placed by the Procurement Group with Suppliers to be designated by the Procurement Group. The placing of the Supply Contracts by the Procurement Group shall be subject to authorization by the TPC-5 Management Committee.

               (b) Each of the Parties shall be entitled on request, to receive a copy of the Supply Contracts subject to the acceptance by each such Party of any reasonable conditions of confidentiality imposed by the Supply Contracts.


                          OBLIGATION TO PROVIDE TRANSITING
                 FACILITIES TO EXTEND TPC-5 CABLE NETWORK CAPACITY

          6. (a) Except as otherwise provided hereinafter in this Paragraph 6, each of the Carrier Parties shall use all reasonable efforts to furnish and maintain, or cause to be furnished and maintained, in efficient working order, for the Carrier Parties not from that Party's country, and for telecommunications entities not from that Party's country that are not Parties hereto but which may acquire an Indefeasible Right of Use (hereinafter referred to as "IRU") interest in capacity in the TPC-5 Cable Network or are otherwise permitted use of such capacity, for the duration of this Agreement, such transmission facilities in its respective country as may be suitable and reasonably required by such other Parties and telecommunications entities for the purpose of handling communications transiting its respective country. No Party shall be required under this Agreement to furnish such facilities in its country to other Carrier Parties or telecommunications entities from its respective country. The provision of facilities pursuant to this Subparagraph 6(a) shall be the subject of separate agreements acceptable to the affected parties.

               (b) The facilities provided pursuant to Subparagraph 6(a) shall be suitable for extending capacity in the

TPC-5 Cable Network and shall be furnished and maintained on terms and conditions which shall be no less favorable than those granted to other international telecommunications entities for transmission facilities of similar type and quantity transiting the location involved. Such terms and conditions shall not be inconsistent with applicable governmental regulations in the locations in which the facilities are located.

               (c) Where facilities are provided under this Paragraph 6, such facilities need not necessarily be intrinsically digital. Furthermore, Parties providing digital facilities are obligated to provide them only in a bit sequence independent manner at rates of 64,000 and 2,048,0000 bits per second.


                         OBLIGATION TO CONNECT TPC-5
                      CABLE NETWORK WITH INLAND SYSTEMS

          7. (a) Each of the Carrier Parties to this Agreement, at its own expense, on or before a Segment RFS Date, shall do, or cause to be done, all such acts and things as may be necessary within its operating country to provide suitable connection of the TPC-5 Cable Network with its appropriate inland communication systems in its operating country.

               (b) Upon request, AT&T shall provide to the other United States Carrier Parties hereto suitable space and connection with the TPC-5 Cable Network at the cable stations at Coos Bay, San Luis Obispo, Keawaula, and Tumon Bay for operating and technical control purposes relating to capacity assigned, or to be assigned, to them in the TPC-5 Cable Network. AT&T may provide such space in a building separate from its cable stations but adjacent to its cable stations and located on the land which forms part of Segments A, B, C and D. Such United States Carrier Parties shall have the right to provide their own personnel and equipment in such space. Such United States Carrier Parties shall reimburse AT&T for the reasonable costs incurred by AT&T in providing such space and connection pursuant to this Subparagraph 6(d), including, but not limited to, the costs of any additional building that may be reasonably required.


                              OWNERSHIP OF SEGMENTS

          8. (a) Segments A, B, C, and D of the TPC-5 Cable Network shall be owned by AT&T. Other Parties shall have IRU interests in these Segments pursuant to Paragraph 18 of this Agreement.

               (b) Segments E and F of the TPC-5 Cable Network shall be owned by KDD. Other Parties shall have IRU interests in these Segments pursuant to Paragraph 18 of this Agreement.

               (c) Segments G, H, I and J of the TPC-5 Cable Network shall be owned by the Parties in common and undivided shares, in the proportions set forth in Schedule C.

               (d) Segment T1 of the TPC-5 Cable Network shall be owned by AT&T. Other Parties shall have IRU interests in Segment T1 in the proportions set forth in Schedule D.

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                                      - 18 -


               (e) Segment T2 of the TPC-5 Cable Network shall be owned by KDD. Other Parties shall have IRU interests in Segment T2 in the proportions set forth in Schedule D.

               (f) Notwithstanding Subparagraphs 8(d) and 8(e) of this Agreement, a Party thereby granted an IRU interest in Segments T1 and T2 may, prior to the commencement of that IRU interest, elect to renounce its IRU interest entitlement and to instead have use of Segments T1 and T2 for the duration of this Agreement on such terms and conditions as are agreed upon between that Party and the owners of Segments T1 and T2, respectively, and in such event the provisions of Subparagraphs 8(d) and 8(e) shall apply in relation to such use except insofar as they may be modified by such agreements. This Subparagraph 8(f) shall not operate to confer on a Party any financial or other benefit of substance to which the Party would not otherwise be entitled under this Agreement.


                    ESTABLISHMENT OF THE TPC-5 MANAGEMENT COMMITTEE

          9. (a) The Parties shall form a TPC-5 Cable Network Management Committee (herein called the "TPC-5 Management Committee"), consisting of one representative of each of the Carrier Parties to this Agreement. Except as otherwise stated in this Agreement, which exception shall include decisions as to procurement which shall be made by the Procurement Group, the TPC-5 Management Committee shall make all major decisions necessary on behalf of the Parties to effectuate the purposes of this Agreement.

               (b) Two or more Parties may designate the same person to serve as their representative at specific meetings of the TPC-5 Management Committee and its subcommittees established pursuant to Subparagraph 9(e) of this Agreement. AT&T and KDD shall jointly provide the Co-Chairmen of the TPC-5 Management Committee which will meet on the call of a Co-Chairman or whenever requested by one or more Parties representing at least 5% of the total voting interests specified in Schedule B. A Co-Chairman shall give at least 30 days' advance notice of each meeting, together with a copy of the draft agenda. In cases of emergency, such notice period may be reduced where at least 75% of the total voting interests are in agreement. Documents for the meeting should be made available to members at least 14 days before the meeting, but the TPC-5 Management Committee may agree to discuss papers distributed on less than 14 days' notice.
               (c) All decisions made by the TPC-5 Management Committee shall be subject, in the first place, to consultation among the Parties which shall make every reasonable effort to reach agreement with respect to matters to be decided. However, in the event agreement cannot be reached, the decision will be carried on the basis of a vote of at least four Parties, including at least two western parties and two eastern Parties (for purposes of this subparagraph, a western Party shall be of Asia or the South Pacific, and all other Parties shall be eastern Parties), representing a simple majority of the total voting interests as specified in Schedule B. Voting interests of the members of the TPC-5 Management Committee shall be as specified in Schedule B. A member of the TPC-5 Management Committee representing more than one Party shall separately cast the votes to which each Party he represents is entitled.
               (d) No decisions of the TPC-5 Management Committee, its subcommittees or any other groups established by the TPC-5 Management Committee shall override any provisions of this Agreement or in any way diminish the rights or prejudice the interests granted to any Party under this Agreement.
               (e) To aid the TPC-5 Management Committee in the performance of its duties, the following subcommittees shall be formed, and said subcommittees, under the direction of the TPC-5 Management Committee, shall be responsible for their respective areas of interset listed in Annex 2 and any other areas of interest designated by the TPC-5 Management Committee:
               (i) Operational Assignments, Routing, and Restoration Subcommittee (hereinafter called "A&R Subcommittee")
               (ii) Operations and Maintenance Subcommittee (hereinafter called "O&M Subcommittee")
               (iii) Budget and Billing Subcommittee (hereinafter called "B&B Subcommittee")
The TPC-5 Management Committee may establish such other subcommittees or groups as it shall determinie within its discretion to provide assistance in the performance of its responsibilities. Subcommittees shall meet at least once annually after the date of this Agreement and more frequently if necessary, until three years following the Network RFS Date and thereafter as may be appropriate. Meetings of a subcommittee may be called to consider specific questions at the discretion of its Chairman or whenever requested by one or more Parties representing at least 5% of the total voting interests specified in Schedule B. The respective Chairman of each subcommittee, or a designated representative of each subcommittee, shall attend the TPC-5 Management Committee meetings and meetings of each other subcommittee in an advisory capacity as necessary. On or about three (3) years after the Network RFS date, the TPC-5 Management Committee shall determine whether any of its subcommittees should remain in existence. Except as provided for in Subparagraph 9(f) of this Agreement, if the TPC-5 Management Committee determines that one or more of its subcommittees shall not remain in existence, the responsibilities assigned to a subcommittee whose existence has been terminated under this Subparagraph 9(e) shall revert to the TPC-5 Management Committee.
               (f) The TPC-5 Management Committee shall appoint AT&T the Network Administrator, whose responsibilities shall be as specified in Annex 3 of this Agreement. The Network Administrator shall also assume the responsibilities of the A&R Subcommittee upon termination of that Subcommittee.


DEFINITION OF CAPITAL COSTS OF SEGMENTS G, H, I, J, T1 AND T2

          10. Costs, or capital costs, as used herein, with reference to engineering, providing, and constructing facilities for Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network, or causing them to be engineered, provided, and contructed, or to laying or causing to be laid cables, repeaters and joint housings, or to installing or causing to be installed cable system equipment, shall be of a cost incurred type or a fixed cost type. The costs, or capital costs, or Segments G, H, I, J, T1 and T2 shall be as specified in the Supply Contracts. The costs, or capital costs, of Segments G, H, I, J, T1 and T2 shall also include any costs directly incurred pursuant to the MOU such as desk top surveys, marine surveys and other activities required to be undertaken prior to entry into force of this Agreement and those costs, or capital costs, directly incurred by AT&T and KDD which shall be fair and reasonable in amount and not included in the Supply Contracts, and which have been directly and reasonably incurred for the purpose of, or to be properly chargeable in respect of, such engineering, provision, construction, installation and laying of Segments G, H, I, J, T1 and T2 including, but not limited to, the costs of engineering, design, materials, manufacturing, procurement and inspection, installation, removing (with appropriate reduction for salvage), cable ship and other ship costs, route survey, burying, testing associated with laying or installation, customs duties, taxes (except income tax imposed upon the net income of a party), financial charges attributable to other Parties' shares of costs incurred, supervision, billing activities, overheads and insurance or a reasonable allowance in lieu of insurance if such Party elects to carry a risk itself, being a risk which is similar to one against which such Party has insured or against which insurance is usual or recognized or would have been reasonable. The capital costs shall also include the cost of the

Network Administrator that are incurred up to the time of the Network RFS Date. Such costs shall exclude costs incurred by the Parties hereto in the holding of TPC-5 Management Committee meetings, Procurement Group meetings and meetings of the subcommittees established pursuant to Subparagraph 9(e) hereof or the attendance by the Parties' representatives at such meetings.

             CAPITAL COSTS OF SEGMENTS G, H, I, J, T1 AND T2
                          ALLOCATION AND BILLING

          11. (a) The costs, or capital costs, of engineering, providing, constructing and installing Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network, including any additional work or property incorporated in Segments G, H, I, J, T1 and T2 subsequent to a Segment RFS Date by agreement of the Parties, shall be borne by the Parties in the proportions set forth in Schedule E.
               (b) Unless the TPC-5 Management Committee shall authorize changes to the procedure for the rendering of bills for costs or capital costs of Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network, AT&T and KDD shall promptly render bills in accordance with this Paragraph 11 to each of the Parties for such Parties' pro rata shares of costs for items directly incurred by AT&T and KDD and for the costs due and included in the Supply Contracts (including costs incurred and financial charges attributable to other Parties' shares of such costs). Such bills shall be rendered by AT&T and KDD not more frequently than once a month and in accordance with Schedule E and shall contain a reasonable amount of detail to substantiate them. On the basis of such bills, each Party shall pay to AT&T and KDD or to such entity as AT&T and KDD may designate, such amounts as may be owed by the end of the calendar month following the calendar month in which the bill was rendered. In the case of bills containing costs billed on a preliminary billing basis, appropriate adjustments will be made in subsequent bills promptly after the actual costs involved are determined.
               (c) As soon as practicable, AT&T and KDD shall make such adjustments and render such bills or arrange for such credits as appropriate due to changes in the cost of cost incurred items.
               (d) As soon as practicable after a Segment RFS Date, the amount of each Party's share of the costs of Segments G, H, I, J, T1 and T2 shall be computed by AT&T and KDD and they shall each make appropriate adjustments and render any necessary bills or arrange for any necessary refunds by way of final settlement in order that each Party may bear its proper share of the costs as provided in this Paragraph 11.
               (e) For purposes of this Agreement, financial charges shall be computed at a rate equal to the lowest publicly announced prime rate or commercial lending rate, however described, for 90-day loans in the currencies of the United States and Japan by the following banks on the fifteenth day of the month in which the costs were incurred by the billing Party. If such a day is not a business day, the rate prevailing on the next business day shall be used.

          (i)  Bills rendered by AT&T:
               -----------------------
               Citibank, N.A., New York City;
               Chase Manhattan Bank N.A., New York City; and
               Chemical Banking Corporation, New York City.

         (ii)  Bills rendered by KDD:
               ----------------------
               The Industrial Bank of Japan, Limited, Tokyo;
               The Dai-Tchi Kangyo Bank Limited, Tokyo; and
               The Bank of Tokyo, Limited, Tokyo.

In the event that applicable law does not allow the imposition of financial charges at the rate established in accordance with this Subparagraph 11(e), financial charges shall be at the highest rate permitted by applicable law, which in no event shall be higher than the rate computed in accordance with this Subparagraph 11(e).
               (f) Bills not paid when due shall accrue extended payment charges from the day following the day on which payment was due until paid. For purposes of this Agreement, extended payment charges shall be computed as follows:
          (i)  Bills rendered by AT&T:
               -----------------------
               125% of the lowest publicly announced prime rate or commercial lending rate, however described, for 90-day loans in the currency of the United States, by the banks referenced in Subparagraph 11(e)(i) on the day following the date payment of the bill was due.

         (ii)  Bills rendered by KDD:
               ----------------------
               A rate equal to the lowest standard penalty interest rate, applicable on the day following the date payment of the bill was due, by the banks referenced in Subparagraph 11(e)(ii) when customers fail to perform obligations arising from short-term prime rate loans.

In the event that applicable law does not allow the imposition of extended payment charges at the rate established in accordance with this Subparagraph 11(f), extended payment charges shall be at the highest rate permitted by applicable law, which in no event shall be higher than the rate computed in accordance with this Subparagraph 11(f). For purposes of this Agreement, "paid" shall mean that the funds are immediately available for use by the recipient.
               (g) Credits for refunds of financial charges and bills for extended payment charges shall not be rendered if the amount of charges involved is less than one hundred dollars U.S. for credits or bills rendered by AT&T, or ten thousand Japanese yen for credits or bills rendered by KDD.
               (h) A bill shall be deemed to have been accepted by the Party to whom it is rendered if that Party does not present a written objection on or before the date when payment is due. If such objection is made, the Parties concerned shall make every reasonable effort to settle promptly the dispute concerning the bill in question. If the objection is sustained and the billed Party has paid the disputed bill, the agreed upon overpayment shall be promptly refunded to the objecting Party by the billing Party together with any financial charges calculated thereon at a rate determined in accordance with Subparagraph 11(e) of this Agreement from the date of payment of the bill to the date on which the refund is transmitted to the objecting Party. If the objection is not sustained and the billed Party has not paid the disputed bill, said Party will pay such bill promptly together with any extended payment charges calculated thereon at a rate determined in accordance with Subparagraph 11(f) of this Agreement from the day following the day on which payment was due until paid. Nothing in this Subparagraph 11(h) shall relieve a Party from paying those parts of a bill that are not in dispute.


                       PATH ASSIGNMENT AND USE OF CAPACITY

          12. (a) Capacity in the TPC-5 Cable Network shall be assigned to the Parties on the Paths of the TPC-5 Cable Network in accordance with Schedules G1 to G6. Such assignments represent the intended capacity requirements of the Parties through the year 2010.
               (b) Capacity on the Paths of the TPC-5 Cable Network shall be jointly assigned to two Parties or wholly assigned to one Party, on a MIU basis as set forth in this Paragraph 12.
               (c) Jointly assigned MIUs of a Path Assignment shall be considered as consisting of two half-interests in a MIU with each half-interest assigned-to one of the two Parties involved.
               (d) Wholly assigned MIUs of a Path Assignment shall be considered as consisting of two half-interests in a MIU assigned to one Party.

              (e) Half-interests in wholly assigned MIUs may be made available to other Parties on an ownership basis with the approval of the TPC-5 Management Committee with respect to the timing of such transfer of half-interests.
              (f) Half-interests in wholly assigned MIUs may be made available to other Parties or telecommunications entities not Parties hereto at any time, on such bais, other than by transfer of ownership interests, as the Parties concerned may agree.
              (g) Half-interests in jointly assigned MIUs may be made available to other Parties or telecommunications entities not Parties hereto on such basis, other than by transfer of ownership interests, as the parties concerned may agree, subject to the consent of the other Party to whom the MIUs are jointly assigned.
              (h) A Party may make any of its half-interests in the MIUs assigned to it available to other Parties that are located within the same country by way of transfer of an ownership interest prior to the Network RFS Date in such quantity at least equal to its interest in one MIU. Both before and after the Network RFS Date, a Party may make available any of its interests in the MIUs assigned to it to other Parties or to telecommunications entities not Parties hereto that are located within the same country as such Party, in such quantity at least equal to its half-interest in one MIU, on such basis, other than by transfer of an ownership interest in the TPC-5 Cable Network, as such Party and the other Party or telecommunications entity not Party hereto concerned may agree.
              (i) Schedules B, C, D, E, F and G shall be modified, as appropriate, to reflect any revised assignments of capacity on an ownership basis pursuant to this Paragraph 12.
              (j) No Party may transfer its interest in fractions of MIUs to other Parties or telecommunications entities not Parties hereto.
              (k) For the interim period effective from a Segment(s) RFS Date(s) until the date to be determined in accordance with Subparagraph 12(1) of this Agreement, the Parties may use capacity in such Segment(s) for their telecommunications services as required.
              (l) At a date after the Network RFS Date, and to be determined by the TPC-5 Management Committee, capacity routing of all Parties shall be established in such a way as to ensure balanced loading of all cable segments and to achieve the most efficient utilization of the entire TPC-5 Cable Network, taking into account the principle of 50/50 diverse routing, where appropriate. Such capacity routing shall be determined by the Network Administrator pursuant to the Terms of Reference as set forth in Annex 3 of this Agreement.
              (m) No Party may use Segments T1 or T2 unless such use is in conjunction with the use of one or more of cable segment(s) G, I or J of the TPC-5 Cable Network.

              (n) A Party may use either one or both of the cable stations in the U.S. Mainland and/or Japan to enter the TPC-5 Cable Network.
              (o) The TPC-5 Management Committee may authorize utilization of the reserved restoration capacity and any capacity not in active service, for restoration of telecommunications services on a preemptible basis. The terms and conditions of such utilization shall be determined by the TPC-5 Management Committee based on terms to be agreed to by the relevant cable station owners of the TPC-5 Cable Network, in recognition of the technical and operational impact on the cable station operations.
              (p) Capacity in the Restoration Fiber Pair and the unassigned capacity in the Service Fiber Pair shall be held by the Parties in common and undivided shares in the same proportion as their investment shares in the TPC-5 Cable Network.
              (q) The communications capability of any capacity assigned in Schedules G1 to G6 may be optimized by the Parties to whom such capacity is assigned by the use of equipment which will more efficiently use such capacity provided that the use of such equipment does not cause an interruption of, or interference, impairment, or degradation to, the use of any other capacity in the TPC-5 Cable Network or prevent the use of similar equipment by other Parties. A Party to whom capacity is assigned shall permit the use of such equipment by a telecommunications entity to which such Party has made available the use of any such capacity, provided that such entity agrees that its use of the equipment will satisfy the conditions set forth in this

Subparagraph 12(q). Such equipment, if used, shall not constitute a part of the TPC-5 Cable Network.

                          REASSIGNMENT OF CAPACITY AND
                         EXPANSION OF ASSIGNED CAPACITY

          13. (a) At times to be determined by the TPC-5 Management Committee, the Path Assignments of the Parties shall be reviewed by the TPC-5 Management Committee with a view to making necessary reassignment of capacity as agreed by the Parties affected, and expansion of assigned capacity until the TPC-5 Cable Network is utilized to the fullest possible extent.
               (b) In the event of a reassignment and expansion of capacity pursuant to Subparagraph 13(a), the investment shares of the Parties shall be re-calculated based on the revised Path Assignments of MIUs, and the necessary financial adjustments shall be made between and among the Parties based on the terms and conditions to be determined by the TPC-5 Management Committee.
               (c) Schedules B, C, D, E, F and G shall be appropriately modified to reflect the revised Path Assignments of capacity of the Parties.

                INCREASE OR DECREASE OF DESIGN CAPACITY
          14. (a) If, subsequent to the Network RFS Date, the Design Capacity of the TPC-5 Cable Network is increased or decreased pursuant to agreement of the Parties or otherwise, capacity reassignment and financial adjustment shall be made among the Parties, as necessary, based on the terms and conditions to be determined by the TPC-5 Management Committee.
               (b) Schedules B, C, D, E, F and G shall be appropriately modified to reflect the revised Path Assignments of capacity associated with such increase or decrease of the Design Capacity.

                        DUTIES AND RIGHTS AS TO OPERATION
                           AND MAINTENANCE OF SEGMENTS

          15. (a) AT&T shall be responsible for the operation and maintenance of Segments A, B, C, D, and T1 and those portions of Segments G, H, I, and J between the Network Interfaces at the cable stations at Coos Bay, San Luis Obispo, Keawaula, and Tumon Bay, and their respective Cable Landing Points. AT&T shall use all reasonable efforts to maintain or cause to be maintained economically Segments A, B, C, D and T1 and such portions of Segments G, H, I, and J in efficient working order.
               (b) KDD shall be responsible for the operation and maintenance of Segments E, F and T2 and that portion of Segments I and J between the Network Interfaces at the cable stations at Miyazaki, and Ninomiya, and their respective Cable Landing Points. KDD shall use all reasonable efforts to maintain or cause to be maintained economically
Segments E, F and T2 and such portions of Segments I and J in efficient working order.
               (c) AT&T and KDD shall be jointly responsible for the operation and maintenance of Segments G, H, I and J except those portions of Segments G, H, I and J referred to in advice. Upon such notification, the O&M Subcommittee shall initiate action to convene an ad hoc meeting for such review.
               (e) Each Maintenance Authority shall be authorized to pursue claims in its own name, on behalf of the Parties, in the event of any damage or loss to the TPC-5 Cable Network and may file appropriate lawsuits or other proceedings on behalf of the Parties. Subject to obtaining the prior concurrence of the TPC-5 Management Committee, a Maintenance Authority may settle or compromise any such claims and execute releases and settlement agreements on behalf of the Parties as necessary to effect a settlement or compromise.
               (f) Each Party that has designed or procured equipment used in the TPC-5 Cable Network shall give necessary information relating to the operation and maintenance of such equipment to the Maintenance Authority responsible for operating and maintaining such equipment, as reflected in this Paragraph 15. Each Maintenance Authority shall have prompt access necessary for the performance of its duties to all system maintenance information appropriate to those parts of the TPC-5 Cable Network not covered by its authority.
               (g) No Party hereto shall be liable to any other Party for any loss or damage sustained by reason of any failure in, or breakdown of, the facilities constituting the TPC-5 Cable Network or any interruption of service, whatsoever shall be the cause of such failure, breakdown, or interruption, and however long it shall last, but, in the event of a failure or breakdown of any such facilities, if the Maintenance Authority responsible, as specified in Subparagraphs 15(a), (b) and (c) of this Agreement, fails to restore those facilities to efficient working order and operation within a reasonable time after having been called upon to do so by any other Party to whom capacity is assigned by this Agreement, the TPC-5 Management Committee may, to the extent that it is practical to do so, place, or cause to be placed, such facilities in efficient working order and operation and charge the Parties their proportionate shares of the costs reasonably incurred in doing so.
              (h) Each Party to this Agreement, at its own expense, shall have the right to inspect from time to time the operation and maintenance of any portion of the TPC-5 Cable Network and to obtain copies of the maintenance records. For this purpose, the Maintenance Authority shall retain significant records, including recorder charts, for a period of not less than five (5) years from the date of the record. If these records are destroyed at the end of this period, a summary of important items should be retained for the life of the TPC-5 Cable Network.

                         OPERATION AND MAINTENANCE COSTS OF
              SEGMENTS G, H, I, J, T1 AND T2 - ALLOCATION AND BILLING

         16. (a) The costs of operation and maintenance of Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network shall be shared by the Parties in the proportions specified in Schedule E.
              (b) The costs associated with the operation and maintenance duties to which Subparagraphs 15(a), (b) and (c) of this Agreement refer are the costs reasonably incurred in operation and maintenance of the facilities involved, including, but not limited to, the cost of attendance, testing, adjustments, repairs and replacements, cable ships (including standby costs), cable depots, maintenance and repair devices that are or may hereafter become available, customs duties, taxes (except income tax imposed upon the net income of a Party) paid in respect of such facilities, billing activities, financial charges attributable to other Parties' shares of costs incurred by a Maintenance Authority, supervision, overheads and costs and expenses reasonably incurred on account of claims made by or against other persons in respect of such facilities or any part thereof and damages or compensation payable by the Parties concerned on account of such claims, and any costs of the Network Administrator that are incurred subsequent to the Network RFS Date. Costs, expenses, damages, or compensation payable to the Parties on account of claims made against other persons shall be shared by the Parties in the same proportions as they share the costs of operations and maintenance of Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network under Subparagraph 16(a) of this Agreement.
              (c) The Maintenance Authorities shall each render bills to the other Parties for the expenditures herein referred not more frequently than once a month in accordance with procedures to be established by the TPC-5 Management Committee. The Party rendering a bill shall furnish such further details of such bill as the other Parties may reasonably require. On the basis of such bills, each Party shall pay such amounts as may be owed by the end of the calendar month following the calendar month in which the bill was rendered.
              (d) Bills not paid when due shall accrue extended payment charges from the day following the day on which payment was due until paid. Such extended payment charges shall be computed in accordance with, and subject to the terms of, Subparagraph 11(f) of this Agreement. Credits for refunds of financial charges and bills for extended payment charges will not be rendered if the amount involved is less than one hundred dollars U.S. for credits or bills rendered by AT&T, and ten thousand Japanese yen for credits or bills rendered by KDD.
              (e) A bill shall be deemed to have been accepted by the Party to whom it is rendered if that Party does not present a written objective on or before the date when payment is due. If such objection is made, the Parties concerned shall make every reasonable effort to settle promptly the dispute concerning the bill in question. If the objection is sustained and the billed Party has paid the disputed bill, the agreed upon overpayment shall be refunded promptly to the objecting Party by the billing Party together with any financial charges calculated thereon at a rate determined in accordance with Subparagraph 11(e) of this Agreement from the date of payment of the bill to the date on which the refund is transmitted to the objecting Party. If the objection is not sustained and the billed Party has not paid the disputed bill, said Party will pay such bill promptly together with any extended payment charges calculated thereon at a rate determined in accordance with Subparagraph 11(f) of this Agreement from the date payment of the bill was due until paid. Nothing in this Subparagraph 16(e) shall relieve a Party from paying those parts of a bill that are not in dispute.

                    KEEPING AND INSPECTION OF BOOKS
                   FOR SEGMENTS G, H, I, J, T1 AND T2

          17. (a) For those portions of Segments G, H, I, J, T1 and T2 specified in the Supply Contracts as cost incurred items, the Procurement Group shall ensure that the Supply Contracts require the Suppliers to keep and maintain such books, records, vouchers and accounts of all such costs with respect to the engineering, provision and installation of those items for a period of five (5) years from the dates of Provisional Acceptance as specified in the Supply Contracts.
               (b) For those portions of Segments G, H, I, J, T1 and T2 specified in the Supply Contracts as fixed cost items, the Procurement Group shall ensure that the Supply Contracts require the Suppliers to keep and maintain records with respect to their billing of those items for a period of five (5) years from the dates of Provisional Acceptance as specified in the Supply Contracts.
               (c) The Procurement Group shall ensure that the Supply Contracts require the Suppliers to obtain from their contractors, subcontractors, and suppliers, such supporting records, for other than the cost of fixed cost items, as may be reasonably required by this Paragraph 17 and to maintain such records for a period of five (5) years from the dates of Provisional Acceptance as specified in the Supply Contracts.
               (d) The Procurement Group shall ensure that the Supply Contracts shall afford the Parties to this Agreement the right to review the books, records, vouchers, and accounts required to be kept, maintained, and obtained pursuant to Subparagraphs 17(a), (b) and (c) of this Agreement. Such right shall only be exercisable by the B&B Subcommittee in accordance with the B&B Subcommittee's audit procedures.
               (e) With respect to additions to Segments G, H, I, J, T1 and T2 comparable records to those specified in Subparagraphs 17(a), (b) and (c) of this Agreement shall be maintained by the Party providing such addition for a period of five (5) years from the installation date of such addition.
               (f) AT&T and KDD shall each keep and maintain such books, records, vouchers, and accounts of all costs, as defined in Paragraph 10, that they incur directly in the engineering, provision, and installation of Segments G, H, I, J, T1 and T2, which are not included in the Supply Contracts, for a period of five (5) years from the date the work is completed.
               (g) With respect to the operation and maintenance costs of Segments G, H, I, J, T1 and T2, AT&T and KDD shall each keep and maintain such books, records, vouchers, and accounts of costs, as are relevant, for a period of five (5) years from the date on which the corresponding bills are rendered to the Parties to this Agreement.

               (h) AT&T and KDD shall afford the Parties to this Agreement the reasonable right to review books, records, vouchers, and accounts of costs maintained pursuant to Subparagraphs 17(f) and (g) of this Agreement. Such right shall only be exercisable by the B&B Subcommittee in accordance with the B&B Subcommittee's audit procedures.

                           USE OF CABLE STATIONS

          18. (a) The owners of the TPC-5 cable stations hereby grant an IRU interest to each Party in Segments A, B, C, D, E and F, respectively, including any additions thereto, for the purpose of landing and terminating the TPC-5 Cable Network in the U.S. Mainland, Hawaii, Guam and Japan respectively, and carrying on the related activities at those locations in accordance with this Agreement. However, Transpacific shall have the IRU interest in Segments E and F granted to AT&T. Such IRU interest shall commence on the relevant Segment RFS Date or on the date a Party first places any of its capacity into operation, whichever occurs first, and such IRU interest shall continue for the duration of this Agreement. In the event that an agreement for another cable system utilizing any cable station of the TPC-5 Cable Network is terminated prior to the termination of this Agreement, the owner of Segments A, B, C, D, E or F, with the agreement of the Parties hereto, shall take all necessary measures to ensure that the cable station in question will be available for the TPC-5 Cable Network for the duration of this Agreement on fair and equitable terms. If the cable station in question is not available for the landing and terminating of the TPC-5 Cable Network for any reason, the owner of the cable station shall provide reasonable advance notice to all Parties and such owner, in agreement with the Parties hereto, shall take all necessary measures to ensure that another appropriate cable station will be available for the TPC-5 Cable Network for the duration of this Agreement on terms and conditions similar to those contained in this Agreement.
              (b) For the IRU interest in each of the cable stations involved, the Parties hereto shall pay that portion of the capital costs and of the operation and maintenance costs of the cable station, including additions thereto, allocable to the TPC-5 Network on the basis of use. Where the use of a cable station or of certain equipment situated therein, such as power supply or testing and maintenance equipment, is shared, by agreement of the Parties, by the TPC-5 Cable Network and other communications systems terminating at that cable station, the capital, operation and maintenance costs of such shared cable station or equipment (not solely attributable to a particular communication system or systems) will be allocated among the systems involved in the proportions in which they use the shared equipment or facility. For such purposes, use of a shared cable station or of shared cable station equipment therein attributable to a particular system shall be determined on the basis of the ratio of: (i) the installed cost of the cable station equipment (excluding shared equipment) associated with the particular cable system to (ii) the installed cost of the cable station equipment (excluding shared equipment) associated with all systems, including the TPC-5 Cable Network, which make use of the shared facility.
              (c) Capital costs, as used in this Paragraph 18 with reference to the provision of each cable station (including land, access roads, cable rights-of-way, ducts, conduits and buildings at such station), or causing them to be provided and constructed, or to installing or causing to be installed cable station equipment, shall include all expenditures incurred which shall be fair and reasonable in amount and either to have been directly and reasonably incurred for the purpose of, or to be properly chargeable in respect of, such provision, construction, and installation, including, but not limited to, the purchase costs of land, building costs, amounts incurred for development, engineering, design, materials, manufacturing, procurement and inspection, installation, removing (with appropriate reduction for salvage), testing associated with installation, customs duties, taxes (except income tax imposed upon the net income of a Party), financial charges attributable to other Parties' shares of costs, supervision, billing activities, overheads and insurance or a reasonable allowance in lieu thereof. Losses against which insurance was not provided, or for which an allowance in lieu thereof was not taken, shall constitute capital costs. Operation and maintenance costs as used in this Paragraph 18 with reference to each of the cable stations shall include costs reasonably incurred in operation and maintenance of the facilities involved, including, but not limited to, the cost of attendance, testing, adjustments, repairs and replacements, customs duties, taxes (except income tax imposed upon the net income of a Party) paid in respect of such facilities, billing activities, administrative costs, financial charges attributable to other Parties' shares of costs, and costs and expenses reasonably incurred on account of claims made by or against other persons in respect of such facilities or any part thereof and damages or compensation payable by the cable station owner on account of such claims. Costs, expenses, damages, or compensation payable to the cable station owner on account of claims made against other persons shall be shared by the Parties acquiring an IRU interest in the respective cable station in the same proportions as they share the costs of operation and maintenance of the aforementioned cable station.
              (d) The capital costs and operations and maintenance costs of the respective cable stations shall be borne by the Parties to this Agreement in the proportions specified in Schedule E.
              (e) Billing and payment for the capital costs of Segments A, B, C, D, E and F shall be made in accordance with the following procedures:
              (i) The cable station owner shall determine the amount of the initial payment of the net capital cost of the applicable cable station (i.e., capital cost less accrued depreciation determined in accordance with the accounting practices of the owner) which will be due from the Parties hereto to the parties to other communications systems terminating at that cable station entitled to a share of such payments at the time the IRU interests in that cable station commence pursuant to Subparagraph 18(a) of this Agreement.
             (ii) At least sixty (60) days before the relevant Segment RFS Date, the cable station owner shall render bills to the Parties hereto, on an actual or preliminary billing basis, as appropriate, for their proportionate shares of the amount referred to in Subparagraph 18(e)(i) of this Agreement. In the case of preliminary bills, appropriate adjustments will be made as soon as practicable after the actual costs are determined.
            (iii) At least sixty (60) days before the relevant Segment RFS Date, the cable station owner shall render bills to the Parties hereto, on an actual or preliminary billing basis, as appropriate, for their proportionate shares of the capital cost of cable station equipment (excluding equipment shared with other cable systems). In the case of preliminary bills, appropriate adjustments will be made as soon as practicable after the actual costs are determined.
             (iv) The billed Parties shall pay such bills to the cable station owner on or before the date on which the IRU interest in the applicable cable station granted to the Parties hereto pursuant to Subparagraph 18(a) becomes effective.
              (v) As soon as practicable after receiving payment for bills rendered pursuant to Subparagraph 18(e)(ii), the cable station owner shall distribute said payment among the parties to the other communications systems terminating at the respective cable station in the proportions to which they are entitled.
              (f) The cable station owner shall bill each of the Parties for, and each Party shall pay, its proportionate share of, (1) the portion of any capital costs of the cable station allocable to this Agreement incurred after the effective date of the grant to the Parties hereto of an IRU interest in such cable station, and (2) the portion of the operation and maintenance costs of the cable station allocable to this Agreement, commencing at the time such IRU grant becomes effective, in accordance with applicable billing methods specified in Paragraphs 11 and 16 of this Agreement.

              (g) With respect to capital costs and operation and maintenance costs of Segments A, B, C, D, E and F, such books, records, vouchers and accounts of costs, as are relevant, shall be kept and maintained by AT&T and KDD for a period of five (5) years from the date on which the corresponding bills to the Parties to this Agreement are rendered. AT&T and KDD shall afford the Parties to this Agreement the right to review said books, records, vouchers, and accounts of costs. Such right shall only be exercisable by the B&B Subcommittee in accordance with the B&B Subcommittee's audit procedures.
              (h) In the event of a sale or other disposition of Segments A, B, C, D, E or F, or part thereof prior to the termination of this Agreement, the owner shall share with the other Parties hereto any net proceeds, or costs, of such sale or disposition received, or expended, by the owner, to the extent allocable to the TPC-5 Cable Network, in the proportions in which the Parties' interests in the subject of the sale or disposition are determined at the time of the sale or disposition.
              (i)  Notwithstanding Subparagraphs 8(a), 8(b) and 18(a), a
Party thereby granted an IRU interest in Segments A, B, C, D, E and F may, prior to the commencement of that IRU interest, elect to renounce its IRU interest entitlement and to instead have use of Segments A, B, C, D, E and F for the duration of this Agreement on such terms and conditions as are agreed upon between that Party and the owners of Segments A, B, C, D, E and F, respectively, and in such event the provisions of Subparagraphs 18(a)-(h) shall apply in relation to such use continuous operation of the said Initial Party's cable station after the initial period.
              (c) Upon the effective date of termination of participation of a Party, Schedules A, B, C, D, E, F, and G of this Agreement shall be appropriately modified. The remaining Parties to this Agreement shall assume the capital, operation, and maintenance interests of the Party terminating its participation in proportion to their interests assigned immediately preceding such effective date of termination, except for the continuing rights and obligations of the terminating Party as specified in Subparagraphs 20(e) and (f) of this Agreement. No credit for capital costs will be made to a Party that terminates its participation in accordance with Subparagraph 20(a).
              (d) The interests of a Party or Parties in Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network which come to an end by reason of the termination of its or their participation in this Agreement or the termination of this Agreement shall be deemed to continue for as long as is necessary for effectuating the purposes of Subparagraphs 20(e) and (f) of this Agreement, and Segments G, H, I, J, T1 and T2 shall accordingly thereafter be held as respects such interests upon the appropriate trusts by the Parties hereto. Should the doctrine of trusts not be recognized under the laws of the country where the property to which such interests relate is located, then the Party or Parties who are the owners thereof shall nevertheless be expressly bound to comply with the provisions of Subparagraphs 20(e) and (f) of this Agreement.
              (e) Upon termination of this Agreement, the Parties shall use all reasonable efforts to liquidate Segments G, H, I, J, T1 and T2 of the TPC-5 Cable Network, within a reasonable time, by sale or other disposition between the Parties or any of them or by sale to other entities or persons; but no sale or disposition shall be effected except by agreement between or among the Parties to this Agreement at the time this Agreement is terminated. In the event agreement cannot be reached, the decision will be carried on the basis of a vote of at least four Parties, including at least two western Parties and two eastern Parties (for purposes of this subparagraph, a western Party shall be of Asia or the South Pacific, and all other Parties shall be eastern Parties), representing a simple majority of the total voting interests as specified in Schedule B. The net proceeds, or costs, of every sale or other disposition shall be divided between or among the Parties to this Agreement who have or were deemed to have interests in the subject thereof, in the proportions in which such Parties' interests are specified in Schedules C and D immediately preceding the first time any Party terminates its participation in this Agreement or this Agreement is terminated pursuant to Subparagraph 20(a), whichever occurs first. The Parties shall execute such documents and take such action as may be necessary to effectuate any sale or other disposition made pursuant to this Paragraph 20.

              (f) Unless the TPC-5 Management Committee shall otherwise determine, a Party's termination of its participation in this Agreement or the termination of this Agreement, pursuant to Subparagraph 20(a), shall not relieve that Party or the Parties hereto from any liabilities arising on account of claims made by third parties in respect of such facilities or any part thereof and damages or compensation payable on account of such claims, or obligations which may arise in relation to the TPC-5 Cable Network due to any law, order or regulation made by any government or supranational legal authority pursuant to any international convention, treaty or agreement. Any such liabilities or costs incurred or benefits accruing in satisfying such obligations shall be divided among the Parties hereto in the proportions in which such Parties' interests are specified in Schedules C and D immediately preceding the first time any Party terminates its participation in this Agreement or this Agreement is terminated pursuant to Subparagraph 20(a), whichever occurs first.

                              OBTAINING OF LICENSES

         21. (a) The performance of this Agreement by the Parties is contingent upon the obtaining and continuance of such governmental approvals, consents, authorizations, licenses, and permits as may be required or be deemed necessary by the Parties and as may be satisfactory to them, and the Parties shall use all reasonable efforts to obtain and to have continued in effect such approvals, consents, authorizations, licenses, and permits.

               (b) The Japanese Carrier Parties shall handle matters relating to the obtaining and continuance of governmental approvals, consents, authorizations, licenses, and permits for the landing, construction and operation of the TPC-5 Cable Network in Japan. The United States Carrier Parties shall handle matters relating to the obtaining and continuance of governmental approvals, consents, authorizations, licenses, and permits for the landing, construction and operation of the TPC-5 Cable Network in the United States.

                   PRIVILEGES FOR DOCUMENTS OR COMMUNICATIONS

          22. Each Party hereto specifically reserves, and is granted by each of the other Parties, in any action arbitration or other proceeding between or among the Parties or any of them in a country other than that Party's own country, the right of privilege, in accordance with the laws of that Party's own country, with respect to any documents or communications which are material and pertinent to the subject matter of the action, arbitration or proceeding as respects which privilege could be claimed or asserted by that Party in accordance with those laws, and such privilege, whatever may be its nature and whenever it be claimed or asserted, shall be allowed to that Party as it would be allowed if the action, arbitration or other proceeding had been brought in a court of, or before an arbitrator in, the Party's own country.

                            RELATIONSHIP OF PARTIES

          23. The relationship among the Parties shall not be that of partners, and nothing herein contained shall be deemed to constitute a partnership among them. The common enterprise between and among the Parties shall be limited to the express provisions of this Agreement.

                             ASSIGNMENT AND DEFAULT

          24. (a) Subject to the provisions of Subparagraphs 24(b) and (c) and Paragraphs 12 and 25 of this Agreement, during the continuance of this Agreement no Party shall, without the consent of the other Parties, sell, assign, transfer, or dispose of its rights or obligations under this Agreement or of any interest in the TPC-5 Cable Network except to a successor or subsidiary of such Party or a corporation controlling, or under the same effective control as, such Party, in which case written notice shall be given in a timely manner by the Party making said sale, assignment, transfer, or disposition.
               (b) If any Party fails to make any payment required by this Agreement on the date when it is due and such default continues for a period of at least two (2) months after the time for the submission of a written objection, the billing Party may notify the billed Party in writing of its intent to notify the TPC-5 Management Committee of the status of the matter and to request the reclamation of capacity, as provided for in this Paragraph 24, if full payment is not received within six (6) months of such notification to the billed Party. If full payment is not received within such specified period, the billing Party may notify the TPC-5 Management Committee of the status of the matter and request that the TPC-5 Management Committee reclaim the capacity in the TPC-5 Cable Network assigned to the billed Party.
               (c) The TPC-5 Management Committee shall consider any extenuating circumstances not within the specific control of the billed Party in determining whether or not to reclaim the capacity assigned to such billed Party. If the TPC-5 Management Committee nevertheless reclaims any capacity in the TPC-5 Cable Network assigned to such defaulting Party, the defaulting Party shall not be entitled to any payment or credit for capital costs for the reclaimed capacity. The TPC-5 Management Committee shall determine arrangements for disposition of any reclaimed capacity taking into account the interests of the Party or Parties holding jointly assigned capacity with the defaulting Party. Such of the remaining Parties hereto as shall agree to take the reclaimed capacity of a defaulting Party which is to be reassigned shall make appropriate payments to the TPC-5 Management Committee which shall then distribute the payments to those Parties to this Agreement entitled to the proceeds. All rights of a defaulting Party under this Agreement shall terminate as of the time all its capacity in the TPC-5 Cable Network is reclaimed by the TPC-5 Management Committee; and concurrent with such reclamation of capacity, the defaulting Party will no longer be deemed to be a Party to this Agreement. This Agreement shall be appropriately amended to reflect the default of a Party and the reassignment of the interest herein of such defaulting Party.

                        ADMISSION OF ADDITIONAL PARTIES

         25. (a) The TPC-5 Management Committee shall be empowered, prior to the Network RFS Date, to admit entities not signatory hereto as additional Parties provided, however, that the following conditions are met:
              (i) the additional Party agrees to acquire an investment share corresponding to the quantity of MIUs required to meet its needs for the TPC-5 Cable Network through at least the year 2010;
             (ii) agreement is reached between all of the Parties whose Path Assignments in the relevant Schedules G1-G6 will be changed by admitting the additional Party;
            (iii) payment is made by the additional Party of its proportionate share of costs or capital costs, including interest during construction, already incurred under this Agreement in accordance with Schedule E, as amended to reflect the admission of the additional Party;
             (iv) such additional Party accepts the terms and conditions of this Agreement and the decisions already taken by the Parties in relation to the TPC-5 Cable Network.
              (b) Additional Parties shall be admitted by amendatory agreements to this Agreement. The Initial Parties are hereby authorized to act as representatives and agents of all Parties to execute such amendatory agreements for the admission of additional Parties. Such amendatory agreements shall be approved by the TPC-5 Management Committee prior to execution. Schedules A, B, C, D, E, F, and GI-G5 shall be appropriately modified.

                                    WAIVER
         26. The failure of any Party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall not thereafter be construed as a waiver of any breach or default, or as a waiver of any such provision, right, or privilege hereunder.

                               PARAGRAPH HEADINGS
         27. The headings of the paragraphs do not form part of this Agreement and shall not have any effect on the interpretation thereof.

                          INTERPRETATION OF AGREEMENT
         28. If any difference shall arise between or among the Parties or any of them respecting the interpretation or effect of this Agreement or any part of provision thereof or their rights and obligations thereunder, and by reason thereof there shall arise the need to decide the question by what municipal or national law this Agreement or such part or provision thereof is governed, the following facts shall be excluded from consideration, namely, that this Agreement was made in a particular country and that it may appear by reason of its form, style, language or otherwise to have been drawn preponderantly with reference to a particular system of municipal or national law; the intention of the Parties being that such facts shall be regarded by the Parties and in all courts and tribunals wherever situated as irrelevant to the question aforesaid and to the decision thereof.

                  RATIFICATION OF PRIOR DECISIONS AND ACTIONS
         29. Each Party to this Agreement does hereby, and each additional Party admitted pursuant to Paragraph 25 shall thereby unconditionally ratify and accept as binding on it, its successors, permitted assigns or trustees all decisions and actions theretofore taken directly or indrectly by any other Party or Parties or any committee or subcommittee or group pursuant to and in accordance with this Agreement or the MOU.

                            RESOLUTION OF DISPUTES
         30. If a dispute should arise under this Agreement between or among the Parties they shall make every reasonable effort to resolve such dispute. However, in the event that they are unable to resolve such dispute. However, in the event that they are unable to resolve such dispute, the matter shall be referred to the TPC-5 Management Committee which shall either resolve the matter or determine the method by which the matter should be resolved.

                             EXECUTION OF AGREEMENT
         31. (a) This Agreement shall be executed in 48 identical counterparts in the English language. Each such counterpart when so executed shall be an original, and such counterparts shall together, as well as separately, constitute one and the same instrument. Except as provided in subparagraphs 25(b) and 31(b), this Agreement and any of its provisions may be altered or added to only by another agreement in writing signed by a duly authorized person on behalf of each Party to this Agreement. Only one original of such amendatory agreement shall be executed. AT&T shall retain the signed original amendatory agreement and will provide the other Parties with certified copies.
              (b) Subparagraph 31(a) shall not apply to any Schedule modified in accordance with any other provision of this Agreement and any Schedules so modified shall be deemed to be a part of this Agreement in substitution for the immediately preceding version of that Schedule.

                                SUCCESSORS BOUND
         32. This Agreement shall be binding on the Parties, their successors, and permitted assigns.

         IN WITNESS WHEREOF, the Parties hereto have severally subscribed these presents or caused them to be subscribed in their names and on their behalf of their respective officers thereunto duly authorized.


AMERICAN TELEPHONE AND TELEGRAM COMPANY

By: [Illegible]
    ------------------------------------

AUSSAT PTY LTD. (ACN 008 570 330)

By: [Illegible]
    ------------------------------------

AUSTRALIAN AND OVERSEAS TELECOMMUNICATIONS
  CORPORATION LIMITED ACN 051 775 556

By: [Illegible]
    ------------------------------------

BELGACOM

By: [Illegible]
    ------------------------------------

BRITISH TELECOMMUNICATIONS PLC

By: [Illegible]
    ------------------------------------

BUNDESMINISTERIUM FUER OEFFENTLICHE WIRTSCHAFT
  UND VERKEHR, GENERALDIRECKTION FUER DIE POST-UND
  TELEGRAPHENVERWALTUNG

By: [Illegible]
    ------------------------------------

CICI, INC. D/B/A IDB INTERNATIONAL

By: [Illegible]
    ------------------------------------

COMPANHIA PORTUGUESE RADIO MARCONI

By: /s/ Charles D. Hogan
    ------------------------------------

DACOM CORPORATION

By: [Illegible]
    ------------------------------------

DEUTSCHE BUNDESPOST TELEKOM

By: [Illegible]
    ------------------------------------

DIRECTORATE GENERAL OF TELECOMMUNICATIONS

By: [Illegible]
    ------------------------------------

EASTERN TELECOMMUNICATIONS PHILIPPINES, INCORPORATED

By: [Illegible]
    ------------------------------------

EMPRESA NACIONAL DE TELECOMMUNICATIONES (ENTEL-BOLIVIA)

By: [Illegible]
    ------------------------------------

EMPRESA NACIONAL DE TELECOMMUNICACIONES (ENTEL-PERU)

By: [Illegible]
    ------------------------------------

FRANCE TELECOM

By: [Illegible]
    ------------------------------------

GENERAL DIRECTORATE OF TURKISH PTT

By: [Illegible]
    ------------------------------------

GTE HAWAIIAN TELEPHONE COMPANY

By: [Illegible]
    ------------------------------------

HONG KONG TELECOM INTERNATIONAL LIMITED

By: [Illegible]
    ------------------------------------

INTERNATIONAL DIGITAL COMMUNICATIONS INC.

By: [Illegible]
    ------------------------------------

PT (PERSERO) INDOSAT

By: [Illegible]
    ------------------------------------

IT&E OVERSEAS, INC.

By: [Illegible]
    ------------------------------------

ITALCABLE S.P.A.

By: [Illegible]
    ------------------------------------

INTERNATIONAL TELECOMMUNICATION DEVELOPMENT CORP.

By: [Illegible]
    ------------------------------------

INTERNATIONAL TELECOM JAPAN INC.

By: [Illegible]
    ------------------------------------

KOKUSAI DENSHIN DENWA CO., LTD

By: [Illegible]
    ------------------------------------

KOREA TELECOM

By: [Illegible]
    ------------------------------------

ENTREPRISE DES POSTES ET TELECOMMUNICATIONS DU LUXEMBOURG

By: [Illegible]
    ------------------------------------

MCI INTERNATIONAL, INC.

By: [Illegible]
    ------------------------------------

MERCURY COMMUNICATIONS LIMITED

By: [Illegible]
    ------------------------------------

NORWEGIAN TELECOM

By: [Illegible]
    ------------------------------------

PTT TELECOM BV

By: [Illegible]
    ------------------------------------

PHILIPPINE GLOBAL COMMUNICATIONS, INC.

By: [Illegible]
    ------------------------------------

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

By: [Illegible]
    ------------------------------------

POSTS AND TELECOMMUNICATIONS OF FINLAND

By: [Illegible]
    ------------------------------------

ENERPRISE DES POSTES, TELEPHONES ET TELEGRAPHS SUISSES

By: [Illegible]
    ------------------------------------

SINGAPORE TELECOMMUNICATIONS PRIVATE LIMITED

By: [Illegible]
    ------------------------------------

SPRINT COMMUNICATIONS COMPANY LIMITED PARTNERSHIP

By: [Illegible]
    ------------------------------------

SWEDISH TELECOM

By: [Illegible]
    ------------------------------------

TELEKOM MALAYSIA BERHAD

By: [Illegible]
    ------------------------------------

TELECOM DENMARK

By: [Illegible]
    ------------------------------------

TELECOM PURCHASING LIMITED

By: [Illegible]
    ------------------------------------

TELECOMMUNICACIONES INTERNCIONALES DE ARGENTINA

By: [Illegible]
    ------------------------------------

TELEFONICA DE ESPANA, S.A.

By: [Illegible]
    ------------------------------------

TELEFONOS DE MEXICO, S.A. DE C.V.

By: [Illegible]
    ------------------------------------

TELEGLOBE CANADA INC.

By: [Illegible]
    ------------------------------------

TRANSPACIFIC COMMUNICATIONS, INCORPORATED

By: [Illegible]
    ------------------------------------

TRT/FTC COMMUNICATIONS, INC.

By: [Illegible]
    ------------------------------------

VIDESH SANCHAR NIGAM LIMITED

By: /s/ Charles D. Hogan
    ------------------------------------

                  LIST OF OMITTED SCHEDULES, ANNEXES AND ATTACHMENTS


       The following Schedules, Annexes and Attachments to the TPC-5 Cable Network Construction and Maintenance Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

       Schedule A - Parties to the Agreement

       Schedule B - Investment Shares and Voting Interests in the TPC-5 Cable
                    Network

       Schedule C - Ownership Interests in Segments G, H, I and J

       Schedule D - IRU Interests in Segments T1 and T2

       Schedule E - Allocation of Capital and Operation and Maintenance Costs
                    of Segments A, B, C, D, E, F, G, H, I, J, T1 and T2

       Schedule F - Half MIU Capacity Assigned by Path

       Schedule G-1 - Path Assignment of MIUs in the TPC-5 Cable Network (U.S.
                      Mainland Hawaii)

       Schedule G-2 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Guam)

       Schedule G-3 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Guam-Japan)

       Schedule G-4 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Japan-U.S. Mainland)

       Schedule G-5 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland Guam)

       Schedule G-6 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Japan)

       Annex 1- Terms of Reference (Procurement Group)

       Annex 2 - Terms of Reference (Operational Assignments, Routing and
                      Restoration Subcommittee)

       Annex 3 - Terms of Reference (Network Administrator)

       Attachment 1 - TPC-5 Cable Newtork

       Attachment 2 - Explanation of Investment Shares and Computation of MIU
                      Costs

       The following Revised Schedules, effective December 31, 1995, to the TPC-5 Cable Network Construction and Maintenance Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

       Schedule B - Investment Shares and Voting Interests in the TPC-5 Cable
                    Network

       Schedule C - Ownership Interests in Segments G, H, I and J

       Schedule D - IRU Interests in Segments T1 and T2

       Schedule E - Allocation of Capital and Operation and Maintenance Costs
                    of Segments A, B, C, D, E, F, G, H, I, J, T1 and T2

       Schedule F - Half MIU Capacity Assigned by Path

       Schedule G-1 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland-Hawaii)

       Schedule G-2 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Guam)

       Schedule G-3 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Guam-Japan)

       Schedule G-4 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Japan-U.S. Mainland)

       Schedule G-5 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland Guam)

       Schedule G-6 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Japan)

       The following Revised Schedules, effective September 1, 1996, to the TPC-5 Cable Network Construction and Maintenance Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

       Schedule B - Investment Shares and Voting Interests in the TPC-5 Cable
                    Network

       Schedule C - Ownership Interests in Segments G, H, I and J

       Schedule D - IRU Interests in Segments T1 and T2

       Schedule E - Allocation of Capital and Operation and Maintenance Costs
                    of Segments A, B, C, D, E, F, G, H, I, J, T1 and T2

       Schedule F - Half MIU Capacity Assigned by Path

       Schedule G-1 - Path Assignment of MIUs in the TPC-5 Cable Network (U.S.
                      Mainland Hawaii)

       Schedule G-2 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Guam)

       Schedule G-3 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Guam-Japan)

       Schedule G-4 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Japan-U.S. Mainland)

       Schedule G-5 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S.Mainland-Guam)

       Schedule G-6 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Japan)

       The following Revised Schedules, effective April 5, 1996, to the TPC-5 Cable Network Construction and Maintenance Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

       Schedule B - Investment Shares and Voting Interests in the TPC-5 Cable
                     Network

       Schedule C - Ownership Interests in Segments G, H, I and J

       Schedule D - IRU Interests in Segments T1 and T2

       Schedule E - Allocation of Capital and Operation and Maintenance Costs
                    of Segments A, B, C, D, E, F, G, H, I, J, T1 and T2

       Schedule F - Half MIU Capacity Assigned by Path

       Schedule G-1 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland-Hawaii)

       Schedule G-2 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Guam)

       Schedule G-3 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Guam-Japan)

       Schedule G-4 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Japan-U.S. Mainland)

       Schedule G-5 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland-Guam)

       Schedule G-6 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Japan)

       The following Revised Schedules, effective July 15, 1996, to the TPC-5 Cable Network Construction and Maintenance Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

       Schedule B - Investment Shares and Voting Interests in the TPC-5 Cable
                    Network

       Schedule C - Ownership Interests in Segments G, H, I and J

       Schedule D - IRU Interests in Segments T1 and T2

       Schedule E - Allocation of Capital and Operation and Maintenance Costs
                    of Segments A, B, C, D, E, F, G, H, I, J, T1 and T2

       Schedule F - Half MIU Capacity Assigned by Path

       Schedule G-1 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland-Hawaii)

       Schedule G-2 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Guam)

       Schedule G-3 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Guam-Japan)

       Schedule G-4 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Japan-U.S. Mainland)

       Schedule G-5 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland-Guam)

       Schedule G-6 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Japan)

       The following Revised Schedules, effective December 1, 1998, to the TPC-5 Cable Network Construction and Maintenance Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

       Schedule B - Investment Shares and Voting Interests in the TPC-5 Cable
                    Network

       Schedule C - Ownership Interests in Segments G, H, I and J

       Schedule D - IRU Interests in Segments T1 and T2

       Schedule E - Allocation of Capital and Operation and Maintenance Costs
                    of Segments A, B, C, D, E, F, G, H, I, J, T1 and T2

       Schedule F - Half MIU Capacity Assigned by Path

       Schedule G-1 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland-Hawaii)

       Schedule G-2 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Guam)

       Schedule G-3 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Guam-Japan)

       Schedule G-4 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Japan-U.S. Mainland)

       Schedule G-5 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (U.S. Mainland Guam)

       Schedule G-6 - Path Assignment of MIUs in the TPC-5 Cable Network
                      (Hawaii-Japan)

       TPC-5 Cable System Cost Summary